UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 21, 2019

LANNETT COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31298	23-0787699
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9000 State Road
Philadelphia, PA 19136
(215) 333-9000

(Address of principal executive offices and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01                                           Other Events

On March 21, 2019, Lannett Company, Inc. (“Lannett”, the “Company”, “our”) announced that it completed the purchase of approximately $24.2 million principal amount of its Term Loans in open market transactions.  The purchases comprised approximately $8.0 million and $16.2 million of the Term A Loans and Term B Loans, respectively.

In order to reduce future cash interest payments, as well as future amounts due at maturity, Lannett may, from time to time, purchase our debt for cash in open market purchases and/or privately negotiated transactions.  Lannett will evaluate any such transactions in light of then-existing market conditions, taking into account the Company’s current liquidity among other factors.  Any purchases would reduce the excess cash flow sweep mandatory pre-payment obligation required by the Credit Agreement at fiscal year-end, if applicable.  The amounts involved in any such transactions, individually or in the aggregate, may be material.

A copy of the press release announcing these purchases is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                                Exhibits.

Exhibit No.	Description

99.1	March 21, 2019 Press Release

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANNETT COMPANY, INC.

By:	/s/ Samuel H. Israel
Chief Legal Officer and General Counsel
Date: March 21, 2019

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